Exhibit 99.3

RECAST BACKLOG AND NEW AWARDS BY SEGMENT

($ in millions)

RECAST BACKLOG BY SEGMENT

										Total
		Energy, Chemicals		Industrial,				Maintenance, Modification		Fluor
		& Mining		Infrastructure & Power		Government		& Asset Integrity(1)		Corporation
Year	Period	$	%	$	%	$	%	$	%	$	%
2014	Q1	30,106	75	5,310	13	2,648	7	2,099	5	40,163	100
	Q2	27,676	68	5,547	14	5,184	13	1,921	5	40,328	100
	Q3	29,956	71	5,205	12	5,218	12	1,891	5	42,270	100
	Q4	30,529	72	4,958	12	4,741	11	2,254	5	42,482	100
2015(2)	Q1	29,742	72	4,793	12	4,171	10	2,489	6	41,195	100
	Q2	30,039	72	4,398	11	4,306	10	2,849	7	41,592	100
	Q3	30,051	72	5,084	12	3,826	9	2,732	7	41,693	100
	Q4	29,363	65	9,695	22	3,560	8	2,108	5	44,726	100

RECAST NEW AWARDS BY SEGMENT

										Total
		Energy, Chemicals		Industrial,				Maintenance, Modification		Fluor
		& Mining		Infrastructure & Power		Government		& Asset Integrity(1)		Corporation
Year	Period	$	%	$	%	$	%	$	%	$	%
2014	Q1	9,324	87	446	4	748	7	150	2	10,668	100
	Q2	1,678	29	973	16	3,088	53	124	2	5,863	100
	Q3	4,722	78	411	7	700	12	178	3	6,011	100
	Q4	4,956	79	517	8	157	3	659	10	6,289	100
	Full Year	20,680	72	2,347	8	4,693	16	1,111	4	28,831	100
2015	Q1	3,348	75	530	12	74	2	496	11	4,448	100
	Q2	2,846	67	92	2	726	17	604	14	4,268	100
	Q3	3,628	69	1,281	24	277	5	108	2	5,294	100
	Q4	2,159	28	5,161	66	352	4	164	2	7,836	100
	Full Year	11,981	55	7,064	33	1,429	6	1,372	6	21,846	100

(1) The equipment and temporary staffing business lines in the Maintenance, Modification & Asset Integrity segment do not report backlog or new awards.

(2) Backlog was negatively impacted by approximately $3.0 billion for the year ended December 31, 2015 due to a strengthening U.S. dollar compared to most major foreign currencies.